UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2014

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2014, the Compensation Committee and the Company’s Board of Directors, based on the recommendation of the Compensation Committee, approved an amendment to the Core Molding Technologies, Inc. Cash Profit Sharing Plan, amended as of March 20, 2013 (the “Plan”).  The 2013 Plan allocates a profit sharing pool across an officer group, a key manager and salaried group, and a non-represented hourly group. The new amendment reduces the allocation to the officer group under the Plan to 26.3% and increases the allocation to the key manager and salaried groups to 56.2%.  This reallocation between those two groups will equitably offset an unanticipated shift in distributions which would have resulted under the Plan’s allocation formula due to the mid-2013 departure of the former chief financial officer.  The Core Molding Technologies, Inc. Cash Profit Sharing Plan, amended and restated as of March 4, 2014 is filed herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Core Molding Technologies, Inc. Cash Profit Sharing Plan (as amended and restated March 4, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.
March 7, 2014	By:	/s/ John P. Zimmer

Name: John P. Zimmer
Title: Vice President, Treasurer, Secretary and Chief Financial Officer